Exhibit 10.31

INVESTOR RELATIONS AGREEMENT

The following sets forth the terms of the engagement of __________________, a company or partnership with an office at _______________________, New York ( the Consultant") by Pluristem Life Systems, Inc. (the "Company") on a non-exclusive basis to provide shareholder, investor, and community investor relations services to the Company.

Investor Relations Services

1.            Investor Relations Services: Under this agreement The Consultant will undertake shareholder and investor relations activities on the Company's behalf, and in concert with the Company's management, will assist in the implementation an investor relations program.

2.            Services: The Consultant will work pursuant to a written proposal as proposed by the Consultant and agreed in writing by the Company. This will include without limitation review of the Company's News Releases, and other investor relations oriented materials that may be useful in the development of a clear and understandable image as to the market segment(s) within which the Company has established itself as a significant business entity. The Consultant will assist in an effort designed to make a wider spectrum of potential investors aware of the Company, and its growth potential within its market segment(s) of choice, with a view towards attracting increased investor interest in the Company. The Company and the Consultant will jointly develop milestones for achievement by the Company in its investor relations (“Milestones”) within a period of a year.

3.            Compensation for IR Services: In consideration of The Consultant's services pursuant to this Agreement, the Consultant shall be entitled to receive, and the Company agrees to grant to the Consultant common shares of the Company (the “Shares”) up to ______________________Shares, based on achievement of the Milestones as agreed by the parties. The Shares will be restricted stock and will be legended as set out below. If there is no agreement as to the number of Shares to be issued upon achievement of a Milestone or whether a Milestone has been achieved, the decision of the board of the Company will be final and binding.

The Company will grant to the Consultant piggyback registration rights and will register the Shares for resale in the event that the Company registers other securities, other than under form S-8 or where the investor has prohibited registration of other stock.

4.            Expenses: The Consultant will pay his own expenses in carrying out their obligations under this Agreement, except that the Consultant may request reimbursement where he and the Company have jointly agreed on the expenditure of funds in advance.

5.            Term: The term of this Agreement shall commence on signing of this Agreement by the Company, and shall continue until March 31, 2007 (the "Engagement Period"), unless terminated earlier pursuant to this section. If the Company and the Consultant desire to extend the relationship, the parties will renew this Agreement or enter into a new agreement. Either party may terminate this agreement immediately on written notice to the other party if the other party has committed a material breach of any term of this Agreement. In the absence of any such breach, either party may terminate this agreement on 30 days' written notice to the other party. On termination or expiry of the term of this Agreement, the Consultant will return all property of the Company then in its possession, including any office equipment, correspondence, documents, computer disks, notebooks, video and audio equipment and tapes, files and other tangible property.

6.            Compliance with Laws: Each party to this Agreement is responsible for informing itself of and complying with all applicable United States federal, state and provincial securities laws and the policies of the non-Nasdaq OTC Bulletin Board. The Consultant will provide the services required under this Agreement honestly and diligently, and will use his best efforts to serve the Company and promote its interests.

7.            Confidentiality: The Consultant will not, directly or indirectly, use, disseminate, disclose, communicate, divulge, reveal, publish, use for its own benefit, copy, make notes of, input into a computer data base or preserve in any way any confidential information relating the Company, whether during the term of this Agreement or thereafter, unless it first receives written permission to do so from an authorized officer of the Company. For the purposes of this Agreement, "confidential information" is information disclosed to or acquired by The Consultant relating to the business of the Company, its projects or the personal affairs of the directors, officers and shareholders of the Company, including information developed or gathered by The Consultant which has not been approved by the Company for public dissemination. Confidential information does not include information in the public domain, information released from the provisions of this Agreement by written authorization of an authorized officer of the Company, information which is part of the general skill and knowledge of The Consultant and does not relate specifically to the business of the Company, and information which is authorized by the Company to be disclosed in the ordinary course or is required by law or applicable regulatory policy to be disclosed.

8.            Certification of The Consultant: The Consultant hereby certifies that he/she/it is resident in United States and:

(a)           Represents and warrants that he/she/it is accepting the Warrants solely for his own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction complying with the registration requirements of the United States Securities Act of 1933, as amended (the "Act"), and applicable state securities or "blue sky" laws, or pursuant to an exemption there from. The Consultant also represents that the entire legal and beneficial interest of the Shares that he/she/it is accepting in return of services is being accepted for, and will be held for, such the Consultant’s account only, and neither in whole nor in part for any other person or entity.

(b)           The Consultant alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the purchase of the Shares, or has a pre-existing personal or business relationship with the Company or any of its officers, directors, or controlling persons of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business and financial circumstances of the Company or such other person.

(c)           If the Consultant is a partnership, trust, corporation or other entity: (1) it was not organized for the purpose of acquiring the Shares (or all of its equity owners are "accredited investors" as defined in Section 9 below); (2) it has the power and authority to execute and comply with the terms of this Agreement and the person executing said documents on its behalf has the necessary power to do so; (3) its principal place of business and principal office are located within the state set forth in its address below; and (4) all of its trustees, partners and/or shareholders, whichever the case may be, are bona fide residents of said state.

(d)           The Consultant has relied solely upon the documents delivered by the Company, advice of its representatives, if any, and independent investigations made by the Consultant and/or its purchaser representatives, if any, in making the decision to purchase the Shares subscribed for herein and acknowledges that no representations or agreements have been made to the Consultant in respect thereto.

(e)           The Consultant confirms that the Consultant has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement in any newspaper, magazine, or similar media, broadcast on television or radio regarding the offering of the Shares.

(f)           Without in any way limiting its representations set forth above, the Consultant further agrees that it shall in no event make any disposition of all or any portion of the Shares that the Consultant is receiving unless:

(i)            There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii)          (A) The Consultant shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition; (B) The Consultant shall have furnished the Company with an opinion of his or her counsel to the effect that such disposition will not require registration under the Act; and (C) such opinion shall be in form and substance reasonably acceptable to counsel for the Company and the Company shall have advised The Consultant of such acceptance.

9.              Accredited Investor Status. The Consultant hereby covenants, represents and warrants to the Company that he is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Exchange Act of 1933 and that the Consultant satisfies at least one of the categories of accredited investor as set forth on Schedule A.

10.          Legends: The certificates representing Warrants and the Shares will be endorsed with any legend required under United States securities laws, as follows:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT."

11.              Governing Law: This Agreement shall be governed by the laws of Israel.

12.          Fax and Counterparts: Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of an original of this Agreement. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

The parties have agreed to these terms and set their signatures below on November ____, 2005.

Pluristem Life Systems, Inc.

By:

_________________________

Authorized Signatory

Consultant:

By:

_______________________

Authorized Signatory

SCHEDULE A

(Capitalized terms not specifically defined herein shall have the meanings ascribed to them in the

Investor Relations Agreement to which this Schedule is attached.)

In connection with the execution of the Investor Relations Agreement attached hereto, the Consultant covenants, represents and warrants to the Company that he satisfies one or more of the categories marked below:

PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU SATISFY, BY PLACING YOUR INITIALS BELOW ON THE LINE OPPOSITE EACH CATEGORY THAT APPLIES TO YOU:

Initial Each Category that Applies.

_____ 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

_____ 2. A savings and loan association or other institution as defined in Section 3(a) (5) (A) of the Act, whether acting in its individual or fiduciary capacity; or

_____ 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

_____ 4. An insurance company as defined in Section 2(13) of the Act; or

_____ 5. An investment company registered under the Investment Company Act of 1940; or

_____ 6. A business development company as defined in Section 2(a) (48) of the Investment Company Act of 1940; or

_____ 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

_____ 8. A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of $5,000,000; or

_____ 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_____ 10. A private business development company as defined in Section 202(a) (22) or the Investment Advisors Act of 1940; or

_____ 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000; or

_____ 12. A director, executive officer or general partner of the Company; or

_____ 13. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000; or

_____ 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____ 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_____ 16. An entity in which all of the equity owners are accredited investors.

Date: __________________

By: ______________________________

(Authorized Signature)

__________________________________

(Official Capacity or Title -

please print)

__________________________________

(Please print name of individual

whose signature appears)